EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated March 27, 2004 on the consolidated financial statements of Xstream Beverage Group, Inc. (now known as Xstream Beverage Network, Inc.) for the years ended December 31, 2003 and 2002 included herein on the registration statement of Xstream Beverage Network, Inc. on Form SB-2, Amendment No. 1, and to the reference to our firm under the heading "Experts" in the prospectus.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 28, 2005